UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Pressure BioSciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Pressure BioSciences, Inc.
14 Norfolk Avenue
South Easton, MA 02375
(508) 230-1828 (T)
(508) 230-1829 (F)
www.pressurebiosciences.com

August 25, 2008

Dear Stockholder:

You are cordially invited to attend the Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (the “Company”) to be held on September 25, 2008 at 4:00 p.m. at the Company’s principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375.

Detailed information about the Meeting and the proposals to be acted upon is included in the accompanying notice of meeting and proxy statement.

Whether or not you plan to attend the Meeting, please take the time to vote by completing and returning the enclosed proxy card. If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

Sincerely,

/s/ R. Wayne Fritzsche

Chairman of the Board of Directors

PRESSURE BIOSCIENCES, INC.

NOTICE OF SPECIAL MEETING
IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 25, 2008

NOTICE is hereby given that a Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (“PBI” or the “Company”) will be held on September 25, 2008, at 4:00 p.m. at the Company’s principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect one Class III Director to hold office until the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified.
2.	To consider and vote upon a proposal to amend the Company’s 2005 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 1,000,000 to 1,500,000.
3.	To consider and vote upon a proposal, for purposes of complying with Nasdaq Marketplace Rule 4350(i)(1)(D), to authorize the Company to issue, in connection with one or more capital raising transactions to finance the Company, up to 4,500,000 shares of common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock), upon such terms as the Board of Directors shall deem to be in the best interests of the Company, for an aggregate consideration of not more than $18,000,000 in cash and at a price not less than 80% of the market price of PBI’s common stock at the time of issuance, such issuance or issuances of common stock or other securities exercisable for or convertible into common stock to occur, if at all, in the three month period commencing with the date of the approval of this proposal by the stockholders of the Company.
4.	To consider and vote upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed the close of business on July 28, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors:

/s/ Richard T. Schumacher
Clerk

South Easton, Massachusetts

August 25, 2008

YOUR VOTE IS IMPORTANT

You are urged to sign, date, and promptly return the accompanying form of proxy, so that, if you are unable to attend the Meeting, your shares can still be voted. However, your proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting in person at the Meeting.

PRESSURE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2008

General

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pressure BioSciences, Inc., a Massachusetts corporation, with its principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375, for use at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held on September 25, 2008 at 4:00 PM and at any adjournments or postponements thereof (the “Meeting”) for the purposes set forth herein and in the accompanying Notice of Special Meeting in Lieu of Annual Meeting of Stockholders. In this proxy statement we refer to Pressure BioSciences, Inc. as “PBI,” “the Company,” “we,” or “us.”

The enclosed proxy relating to the Meeting is solicited on behalf of the Company’s Board of Directors (the “Board of Directors”) and the cost of such solicitation will be borne by the Company. Certain of the Company’s officers and regular employees may solicit proxies by correspondence, telephone, or in person, without extra compensation. We will also pay to banks, brokers, nominees, and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them. It is expected that this proxy statement, the accompanying notice of Meeting, proxy card, and annual report to stockholders will be mailed to stockholders on or about August 25, 2008.

Record Date, Quorum, Required Votes and Method of Tabulation

Only stockholders of record at the close of business on July 28, 2008 will be entitled to receive notice of, and to vote at, the Meeting. As of June 30, 2008, there were issued and outstanding 2,195,283 shares of common stock, $.01 par value, of the Company (the “Common Stock”), all of which are entitled to vote. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

A quorum, consisting of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote at the Meeting, will be required to be present in person or by proxy for the transaction of business at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect the nominee as a Class III Director of the Company. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required to approve Proposal No. 2 relating to the amendment to the Company’s 2005 Equity Incentive Plan and Proposal No. 3 relating to the authorization for the Company to issue up to 4,500,000 shares of Common Stock in one or more capital raising transactions, each as described more fully in this proxy statement.

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of the Class III Director, but will have the effect of being cast against the proposal to amend the Company’s 2005 Equity Incentive Plan and the proposal to authorize the Company to issue up to 4,500,000 shares of Common Stock in one or more capital raising transactions, even though the stockholder so abstaining may intend a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum, and will not be voted on any of the proposals. Shares of Common Stock held of record by brokers who return a dated and signed proxy but who fail to vote on any of the proposals will count toward the quorum, but will have no effect on any proposal not voted.

The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, the shares will be voted FOR the election of the nominee as a Class III Director as described herein under “Proposal No. 1 — Election of Directors,” FOR approval of the amendment to the Company’s 2005 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan from 1,000,000 to 1,500,000 as described herein under “Proposal No. 2 — Amendment to the Pressure BioSciences, Inc. 2005 Equity Incentive Plan,” and FOR approval of the authorization for the Company to issue, in connection with one or more capital raising transactions to finance the Company, up to 4,500,000 shares of Common Stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock), upon such terms as the Board of Directors shall deem to be in the best interests of the Company, for an aggregate consideration of not more than $18,000,000 in cash and at a price not less than 80% of the market price of the Company’s Common Stock at the time of issuance, such issuance or issuances of common stock or other securities exercisable or convertible into common stock to occur, if at all, in the three month period commencing with the date of the approval of this proposal by the stockholders of the Company as described herein under “Proposal No. 3 — To Approve the Sale, Issuance or Potential Issuance of Common Stock or Securities Exercisable for or Convertible Into Common Stock in Accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)”. If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment.

Any stockholder signing and delivering a proxy may revoke it at any time prior to exercise by filing with the Clerk of the Company a written notice of revocation bearing a later date than the proxy, by executing a proxy with a later date, or by attending and voting in person at the Meeting. Record holders should send any written notice of revocation or subsequent dated proxy to the Company’s Clerk at 14 Norfolk Avenue, South Easton, MA 02375, or hand deliver the notice of revocation or subsequent dated proxy to the Company’s Clerk before the vote at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting, one Class III Director is to be elected to serve until the 2011 Annual Meeting of Stockholders and until a successor has been duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Richard T. Schumacher for election as a Class III Director. Mr. Schumacher is currently a director of the Company and has not been nominated pursuant to any arrangement or understanding with any person.

The Company’s Restated Articles of Organization, as amended (the “Articles”), and Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire are identified as being in the same class as the directors they succeed and are elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

The Articles and Bylaws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting. The term of office of Mr. Schumacher, the Company’s Class III Director, expires at the Meeting. The terms of office of the Class I Directors and Class II Directors, comprised of R. Wayne Fritzsche, Dr. Calvin A. Saravis, J. Donald Payne and P. Thomas Vogel, continue after the Meeting.

At the Meeting, it is the intention of the persons named as proxies to vote for the election of Mr. Schumacher as a Class III Director. In the unanticipated event that Mr. Schumacher should be unable to serve, the persons named as proxies will vote the proxy for such substitute, if any, as the present Board of Directors may designate or the present Board of Directors may reduce the number of directors.

Vote Required to Elect the Nominee as Director

The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required for the election of Richard T. Schumacher as a Class III Director of the Company.

The Board of Directors recommends that stockholders vote FOR the election of Richard T. Schumacher as a Class III Director of the Company.

Information on Nominee and Other Directors

The following table sets forth certain information as of the date of this proxy statement about the nominee and each of the directors whose term extends beyond the Meeting, including the year in which the nominee’s term would expire, if elected.

Name	Age	Position	Director Since	Year Term Expires, If Elected, and Class
R. Wayne Fritzsche(1)	59	Chairman of the Board	2003	2009 Class I
Calvin A. Saravis, Ph.D.(2)	78	Director	1986	2009 Class I
J. Donald Payne(1)	52	Director	2003	2010 Class II
P. Thomas Vogel(1)	68	Director	2004	2010 Class II
Richard T. Schumacher*	58	Director, President, Chief Executive Officer, Treasurer, and Clerk	1978	2011 Class III

*	Nominee for Class III Director.
(1)	Member of the Audit Committee, Compensation Committee, and Nominating Committee
(2)	Member of the Compensation Committee, Nominating Committee, and Chairman of the Scientific Advisory Board

Mr. R. Wayne Fritzsche has served as a director and Chairman of the Board of Directors of the Company since October 2, 2003. Mr. Fritzsche has served as a member of the Company’s Scientific Advisory Board since 1999. Mr. Fritzsche is the founder of Fritzsche & Associates, Inc., a consulting firm which provides strategic, financial, and scientific consulting to medical companies in the life sciences and healthcare industries, and has served as its President since 1991. Since 2003, Mr. Fritzsche has also served as interim President of Chemokine Pharmaceutical Company, Inc. (formerly PGBP Pharmaceuticals), a small molecule discovery company. Since 2001, Mr. Fritzsche has served as a board member of Opexa Pharmaceuticals, a multiple sclerosis and cell immunology therapy company, and Vascular Sciences, Inc., an extracorporeal, macular degeneration company. He also previously served as a board member of Intelligent Medical Imaging, an automated microscopic imaging company, from 1994 to 1997, Clarion Pharmaceuticals, a drug development company, from 1994 to 1996, Nobex Pharmaceuticals, a drug delivery firm, from 1996 to 2001, Cardio Command, Inc., a transesophageal cardiac monitoring and pacing firm, from 1999 to 2001, and Hesed BioMed, an antisense oligonucleotide and catalytic antibody company, from 2000 to 2002. Mr. Fritzsche holds a BA from Rowan University, and an MBA from the University of San Diego.

Dr. Calvin A. Saravis has served as a director of the Company since 1986. Dr. Saravis has also served as Chairman of the Company’s Scientific Advisory Board since 2003. From 1984 to 1998 he was an Associate Professor of Surgery (Biochemistry) at Harvard Medical School (presently emeritus) and from 1983 to 1999; he was an Associate Research Professor of Pathology at Boston University School of Medicine (presently emeritus). From 1971 to 1997, Dr. Saravis was a Senior Research Associate at the Mallory Institute of Pathology and from 1979 to 1997 he was a Senior Research Associate at the Cancer Research Institute-New England Deaconess Hospital. Dr. Saravis received his Ph.D. in immunology and serology from Rutgers University.

Mr. J. Donald Payne has served as a director of the Company since December 30, 2003. Mr. Payne has served as President and a Director of Nanospectra Biosciences, Inc., a privately-held medical device company developing products for cancer since 2001. Prior to that, Mr. Payne held various executive positions in finance and administration of public and private life science companies since 1992, served as a financial executive in the energy industry from 1980 through 1990, and was in public accounting from 1976 to 1980. Mr. Payne received an MBA from Rice University in 1992 and a BBA from Texas A&M University in 1976. He is a Certified Public Accountant in Texas, and a member of the AICPA and Financial Executives Institute.

Mr. P. Thomas Vogel has served as a director of the Company since January 9, 2004. Since 2006 Mr. Vogel has served as the President of Vogel Associates, a consulting company, and a Principal of Franchise Finders, LLC, a franchise consulting company. From April 2002 until December 2005, Mr. Vogel served as the President and Chief Executive Officer of AdipoGenix, Inc, an early-stage drug discovery company focused on obesity and metabolic diseases. From 2000 to 2002, Mr. Vogel served as President and Chief Executive Officer of Arradial, Inc., an early stage biopharmaceutical company. From 1996 to 2000, Mr. Vogel was Chief Executive Officer and Director of Mosaic Technologies, Inc., an early-stage molecular biology company. From 1992 to 1995, Mr. Vogel was President of Fisher Scientific Company, a $1 billion laboratory supply distribution business. Mr. Vogel served as President of PB Diagnostics from 1991 to 1992, as President of Instrumentation Laboratory from 1990 to 1991, and as President of Serono Diagnostics from 1988 to 1990. Mr. Vogel was in the venture capital arena from 1982 to 1987. Prior to that, from 1974 to 1982, Mr. Vogel worked in the Diagnostics Division of Abbott Laboratories, Inc., where he served as Divisional Vice President and General Manager of Diagnostic Products. Mr. Vogel graduated from the Georgia Institute of Technology with a Bachelor's Degree in Electrical Engineering and from The Wharton Business School with a Master's Degree in Business Administration.

Mr. Richard T. Schumacher, the founder of the Company, has served as a director of the Company since 1978. He has served as the Company’s Chief Executive Officer since April 16, 2004 and President since September 14, 2004. He previously served as Chief Executive Officer and Chairman of the Board of the Company from 1992 to February 2003. From July 9, 2003 until April 14, 2004 he served as a consultant to the Company pursuant to a consulting agreement. He served as President of the Company from 1986 to August 1999. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School. Mr. Schumacher received a B.S. in Zoology from the University of New Hampshire.

Corporate Governance

Board of Directors and Committee Meetings; Annual Meeting Attendance.  The Board of Directors held eighteen (18) meetings during the year ended December 31, 2007. Each director attended at least 75% of all meetings of the Board of Directors and each committee of the Board of Directors on which they served. All of the Company’s directors are encouraged to attend the Company’s annual meetings of Stockholders. All five (5) of the Company’s directors were in attendance at the Company’s 2007 Special Meeting in Lieu of the Annual Meeting of Stockholders.

Board Independence.  The Board of Directors has reviewed the qualifications of each of Messrs. Fritzsche, Payne, Vogel and Dr. Saravis, constituting more than a majority of the Company’s directors, and has affirmatively determined that each individual is “independent” as such term is defined under the current listing standards of the NASDAQ Stock Market. The Board of Directors has determined that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stockholder Communications.  Any stockholder wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375. The Clerk will forward these communications directly to the director(s).

Code of Ethics.  Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions. A copy of the code of ethics is posted on, and may be obtained free of charge from the Company’s website at www.pressurebiosciences.com. If the Company makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted, and the date of waiver in a Current Report on Form 8-K.

Board Committees

Standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee.  Messrs. Fritzsche, Payne, and Vogel are currently the members of the Audit Committee. The Board of Directors has determined that Mr. Payne qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions, and internal controls, and (ii) the qualifications, independence, appointment, retention, compensation, and performance of the Company’s independent public accounting firm. The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters. The Audit Committee held five (5) meetings during fiscal 2007. See “Audit Committee Report” below.

Compensation Committee

General

Messrs. Fritzsche, Payne, and Vogel and Dr. Saravis are currently the members of the Compensation Committee. The Compensation Committee operates pursuant to a written charter, a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. The primary functions of the Compensation Committee include (i) reviewing and approving our executive compensation, (ii) reviewing the recommendations of the President and Chief Executive Officer regarding the compensation of our executive officers, (iii) evaluating the performance of the Chief Executive Officer, (iv) overseeing the administration and approval of grants of stock options and other equity awards under our equity incentive plans, and (v) recommending compensation for our Board of Directors and each committee thereof for review and approval by the Board of Directors. The Compensation Committee held one (1) meeting during fiscal 2007.

Compensation Objectives

In light of the early stage of commercialization of our products, we recognize the importance of attracting and retaining key employees with sufficient experience, skills, and qualifications in areas vital to our success, such as operations, finance, sales and marketing, research and development and engineering, and individuals who are committed to our short- and long-term goals. The Compensation Committee has designed our executive compensation programs with the intent of attracting, motivating, and retaining experienced executives and rewarding them for their contributions by offering them a competitive base salary, annual cash incentive bonuses, and long-term equity-based incentives, typically in the form of stock options. The Compensation Committee strives to balance the need to retain key employees with financial prudence given our history of operating losses and the early stage of our commercialization.

Executive Officers and Director Compensation Process

The Compensation Committee considers and determines executive compensation according to an annual and semi-annual objective setting and measurement cycle. Specifically, corporate goals for the year are initially developed by our executive officers and are then presented to the Board of Directors and Compensation Committee for review and approval. Individual goals are intended to focus on contributions that facilitate the achievement of the corporate goals. Individual goals are first proposed by each executive officer, other than the President and Chief Executive Officer, then discussed by the entire senior executive management team and ultimately compiled and prepared for submission to the Board of Directors and the Compensation Committee, by the President and Chief Executive Officer. The Compensation Committee sets and approves the goals for the President and Chief Executive Officer. Generally, corporate and individual goals are set during the first quarter of each calendar year. The objective setting process is coordinated with our annual financial planning and budgeting process so our Board of Directors and Compensation Committee can consider overall corporate and individual objectives in the context of budget constraints and cost control considerations. Annual salary increases, bonuses, and equity awards, such as stock option grants, if any, are tied to the achievement of these corporate and individual performance goals as well as our financial position and prospects.

Under the annual performance review program, the Compensation Committee evaluates individual performance against the goals for the recently completed year. The Compensation Committee’s evaluation generally occurs in the first quarter of the following year. The evaluation of each executive (other than the President and Chief Executive Officer) begins with a written self-assessment submitted by the executive to the President and Chief Executive Officer. The President and Chief Executive Officer then prepares a written evaluation based on the executive’s self-assessment, the President and Chief Executive Officer’s evaluation, and input from others within the Company. This process leads to a recommendation by the President and Chief Executive Officer for a salary increase, bonus, and equity award, if any, which is then considered by the Compensation Committee. In the case of the President and Chief Executive Officer, the Compensation Committee conducts his performance evaluation and determines his compensation, including salary increase, bonus, and equity awards, if any. We generally expect, but are not required, to implement salary increases, bonuses, and equity awards, for all executive officers, if and to the extent granted, by April 1st of each year.

Non-employee director compensation is set by our Board of Directors upon the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee is guided by the following goals: compensation should be fair relative to the required services for directors of comparable companies in our industry and at our company’s stage of development; compensation should align directors’ interests with the long-term interest of stockholders; the structure of the compensation should be simple, transparent, and easy for stockholders to understand; and compensation should be consistent with the financial resources, prospects, and competitive outlook for the Company.

In evaluating executive officer and director compensation, the Compensation Committee considers the practices of companies of similar size, geographic location, and market focus. In order to develop reasonable benchmark data the Compensation Committee has referred to publicly available sources such as Salary.com and the BioWorld Survey. While the Compensation Committee does not believe benchmarking is appropriate as a stand-alone tool for setting compensation due to the unique aspects of our business objectives and current stage of development, the Compensation Committee generally believes that gathering this compensation information is an important part of its compensation-related decision making process.

The Compensation Committee has the authority to hire and fire advisors and compensation consultants as needed and approve their fees. No advisors or compensation consultants were hired or fired in fiscal 2007.

The Compensation Committee is also authorized to delegate any of its responsibilities to subcommittees or individuals as it deems appropriate. The Compensation Committee did not delegate any of its responsibilities in fiscal 2007.

In February 2008, our Board of Directors met with senior management and discussed the 2007 business and financial results and reviewed the proposed objectives for 2008. The Board of Directors and the Compensation Committee also reviewed the proposed 2008 budget and operating plan and determined that discussions of salaries, bonuses and equity awards should be deferred until the second half of 2008. Considering this, the Compensation Committee recommended, and the Board of Directors approved the following actions to be taken:

•	Implement a 4% cost of living increase for all employees hired prior to December 31, 2007, except for Mr. Schumacher, and for our regional sales directors, effective immediately.
•	Grant each non-employee member of the Board of Directors non-qualified stock options to purchase 10,000 shares of our common stock, effective on April 15, 2008.

Nominating Committee.  Messrs. Fritzsche, Payne, Vogel and Dr. Saravis are currently the members of the Company’s Nominating Committee. The Nominating Committee operates pursuant to a written charter, a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. The Nominating Committee held one (1) meeting during fiscal year 2007.

The primary functions of the Nominating Committee are to (i) identify, review, and evaluate candidates to serve as directors of the Company, (ii) make recommendations of candidates to the Board of Directors for all directorships to be filled by the stockholders or the Board of Directors and (iii) serve as a focal point for communication between such candidates, the Board of Directors, and management.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms, or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2009 Annual Meeting of Stockholders, it must follow the procedures described below under “Stockholder Proposals.”

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 with management of the Company. The Audit Committee also discussed with UHY LLP (“UHY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees,” the Audit Committee has received and reviewed the required written disclosures and a confirming letter from UHY regarding their independence, and has discussed the matter with UHY.

Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee:

R. Wayne Fritzsche
J. Donald Payne
P. Thomas Vogel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed UHY, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008. UHY has served as the Company’s independent registered public accounting firm since September 14, 2006. A representative of UHY will be available during the Meeting to make a statement if such representative desires to do so and to respond to questions.

Change in Independent Registered Public Accounting Firm

On September 14, 2006 the Audit Committee terminated the appointment of Weinberg & Co., P.A. (“Weinberg”), as the Company’s independent registered public accounting firm. Weinberg had served as the Company’s independent registered public accounting firm since October 2003.

Weinberg's reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain any adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal years ended December 31, 2004 and 2005 and through September 14, 2006, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years. During the Company’s fiscal years ended December 31, 2004 and 2005 and through September 14, 2006, there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

On September 14, 2006 the Audit Committee of the Board of Directors of the Company engaged UHY to serve as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2004 and 2005 and through September 14, 2006, neither the Company nor anyone on its behalf consulted with UHY with respect to any matters or events, including any matters or events set forth and described in Items 304(a)(2)(i) and (ii) of Regulation S-B.

UHY acts as the Company’s principal independent registered public accounting firm. Through December 31, 2006, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has no full time employees and therefore, no audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Independent Registered Public Accounting Fees

The following is a summary of the fees billed to the Company by UHY, the Company’s principal accountant, for the fiscal years ended December 31, 2007 and December 31, 2006, respectively:

	Fiscal 2007 Fees ($)	Fiscal 2006 Fees ($)
Audit Fees	$105,691	$155,162
Audit-Related Fees	24,791	—
	$130,482	$155,162

Audit Fees.  Consists of aggregate fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Fees billed by UHY for 2007 were fees associated with consents delivered in connection with the Company’s Registration Statement on Form S-3 and certain agreed upon procedures with respect to Source Scientific, LLC.

There were no other fees for services rendered by UHY other than those described above.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of June 30, 2008 concerning the beneficial ownership of Common Stock for: (i) each director and director nominee, (ii) each Named Executive Officer in the Summary Compensation Table under “Executive Compensation” below, (iii) all executive officers and directors as a group, and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock.

Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class
Lloyd I. Miller, III(2)* 4550 Gordon Drive Naples, FL 34102	157,686	7.2%
Richard T, Schumacher(3)* 130 Lake Ridge Drive Taunton, MA 02780	474,154	19.4%
Edward H. Myles	38,667	1.7%
Edmund Y. Ting, Ph.D	42,000	1.9%
All other executive officers	96,783	4.2%
R. Wayne Fritzsche	82,421	3.6%
Calvin A. Saravis, Ph.D	110,000	4.8%
J. Donald Payne	73,677	3.3%
P. Thomas Vogel	73,100	3.2%
All Executive Officers and Directors as a Group(4)	990,802	33.8%

*	Address provided for beneficial owners of more than 5% of the Common Stock.
(1)	Includes the following shares of Common Stock issuable upon exercise of options exercisable within 60 days after June 30, 2008: Mr. Schumacher – 248,334; Dr. Saravis – 110,000; Mr. Fritzsche – 73,000; Mr. Payne – 68,000; Mr. Vogel – 70,000; Mr. Myles – 36,667; Dr. Ting – 40,000; all other executive officers – 90,000.
(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2008, Mr. Miller reports sole voting and dispositive power with respect to 7,040 shares as a manager of a limited liability company that is the general partner of a certain limited partnership. Mr. Miller reports shared voting and dispositive power with respect to 150,646 shares as an investment advisor to the trustee of a certain family trust.
(3)	Does not include 15,162 shares of Common Stock held by Mr. Schumacher’s minor son as his wife exercises all voting and investment control over such shares.
(4)	Includes an aggregate of 736,001 shares of Common Stock that the current directors and executive officers have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after June 30, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below sets forth the total compensation paid or earned for the fiscal years ended December 31, 2007 and 2006 for: (i) each individual serving as the Company’s Chief Executive Officer (“CEO”) or acting in a similar capacity during any part of fiscal 2007 and 2006; and (ii) the other two most highly paid executive officers (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Option Awards(3)	All Other Compensation(4)	Total
Richard T. Schumacher President & Chief Executive Officer	2007	$288,697	$—	$102,297	$12,069	$403,063
	2006	267,981	55,000	67,987	15,628	406,596
Edward H. Myles Senior Vice President of Finance & Chief Financial Officer	2007	178,538	—	45,993	3,306	227,837
	2006	120,962	17,000	40,018	50,349	228,329

Edmund Ting, Ph.D Senior Vice President of Engineering	2007	185,673	—	50,304	3,163	239,140
	2006	114,423	17,500	40,340	3,234	175,497

(1)	Salary refers to base salary compensation paid through the Company’s normal payroll process.
(2)	A cash bonus is paid to executive officers based on a combination of factors including the performance of the Company relative to specific objectives, the financial condition of the Company, and the performance of the individual executive relative to specific objectives. Amounts for 2006 reflect bonuses earned in 2006 and paid in February 2007. The Compensation Committee deferred the discussion of executive bonuses for 2007, to be paid in 2008, until the second half of 2008.
(3)	Amounts shown do not reflect compensation received by the Named Executive Officers. Instead, the amounts shown are the compensation costs recognized by the Company in each of the fiscal years presented for option awards as determined pursuant to SFAS 123R. Please refer to Note 2, xiii, “Accounting for Stock-Based Compensation” in the Notes to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for the relevant assumptions used to determine the valuation of stock option grants. Based on the assumptions outlined in the Notes to the Company’s Consolidated Financial Statements the value of stock options awarded to executives and other employees during 2006 and 2007 was between $2.55 and $3.00 per option.
(4)	“All Other Compensation” includes the Company’s match to the executives’ 401(k) contribution and premiums paid on life insurance for the executive. Both of these benefits are available to all employees of the Company. In the case of Mr. Schumacher, “All Other Compensation” also includes $7,980 in premiums paid by the Company for a life insurance policy to which Mr. Schumacher’s wife is the beneficiary. During 2006, “All Other Compensation” included approximately $49,000 of reimbursed costs to relocate Mr. Myles and his family.

Outstanding Equity Awards at Fiscal-Year End

The following table sets forth certain information regarding outstanding stock options awards for each of the Named Executive Officers as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Richard T. Schumacher President & Chief Executive Officer	40,000	0		$2.60	5/2/2011
	60,000	0		$3.08	2/11/2012
	30,000	0		$2.70	12/2/2012
	75,000	0	(2)	$2.92	6/17/2015
	20,000	10,000	(2)	$3.86	3/30/2016
	23,334	46,666	(2)	$3.51	2/12/2017
Edward H. Myles Senior Vice President of Finance & Chief Financial Officer	36,667	18,333	(3)	$3.86	4/3/2016
Edmund Y. Ting, Ph.D Senior Vice President of Engineering	40,000	20,000	(4)	$3.87	4/24/2016

(1)	All unvested stock options listed in this column were granted to the Named Executive Officer pursuant to the Company’s 2005 Equity Incentive Plan. All of such stock options vest ratably over three years and expire ten years after the date of grant. Unvested stock options become fully vested and exercisable upon a change of control of the Company.
(2)	Options to purchase 75,000 shares of Common Stock were granted to Mr. Schumacher on June 17, 2005, of which options to purchase 25,000 shares became vested on June 17, 2006, and an additional 25,000 became vested on June 17, 2007 and an additional 25,000 shares became vested on June 17, 2008. Options to purchase 30,000 shares of Common Stock were granted to Mr. Schumacher on March 30, 2006 of which 10,000 became vested on March 30, 2007 and an additional 10,000 shares became vested on March 30, 2008. Options to purchase 70,000 shares of Common Stock were granted to Mr. Schumacher on February 12, 2007, of which 23,334 shares became vested on February 17, 2008.
(3)	Options to purchase 55,000 shares of Common Stock were granted to Mr. Myles on April 3, 2006, 18,334 shares became vested on April 3, 2007 and an additional 18,333 shares became vested on April 3, 2008.
(4)	Options to purchase 60,000 shares of Common Stock were granted to Dr. Ting on April 24, 2006, 20,000 became vested on April 24, 2007 and an additional 20,000 shares became vested on April 24, 2008.

Retirement Plan

All employees, including the Named Executive Officers, may participate in the Company’s 401(k) Plan. Under the 401(k) Plan, employees may elect to make before tax contributions of up to 60% of their base salary, subject to current Internal Revenue Service limits. The 401(k) Plan does not permit an investment in the Company’s Common Stock. The Company matches employee contributions up to 50% of the first 2% of the employee’s contribution. The Company’s contribution is 100% vested immediately.

Severance Arrangements

Each of Mr. Schumacher, Mr. Myles, Dr. Ting, Dr. Lazarev, Dr. Lawrence and Mr. Potter, the Company’s executive officers, is entitled to receive a severance payment if terminated by the Company without cause. The severance benefits would include a payment in an amount equal to one year of such executive officer’s annualized base salary compensation plus accrued paid time off. Additionally, the officer will be entitled to receive medical and dental insurance coverage for one year following the date of termination.

Change-in-Control Arrangements

Each of the Company’s executive officers, other than Mr. Schumacher, is entitled to receive a change of control payment in an amount equal to one year of such executive officer’s annualized base salary compensation, accrued paid time off, and medical and dental coverage, in the event of a change of control of the Company. In the case of Mr. Schumacher this payment is equal to two years of annualized base salary compensation, accrued paid time off, and two years of medical and dental coverage.

Pursuant to the Company’s 2005 Equity Incentive Plan, any unvested stock options held by a Named Executive Officer will become fully vested upon a change in control (as defined in the 2005 Equity Incentive Plan) of the Company.

Director Compensation

The following table sets forth certain information regarding compensation earned or paid to the Company’s directors during fiscal 2007.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
R. Wayne Fritzsche	$32,000	$—	$32,000
Calvin A. Saravis, Ph.D	32,000	—	32,000
J. Donald Payne	32,000	—	32,000
P. Thomas Vogel	32,000	—	32,000

The Company’s non-employee directors receive the following compensation for service as a director of the Company:

(1)	A quarterly stipend of $8,000, of which $4,000 is compensation for attending meetings of the full Board of Directors (whether telephonic or in-person) and $4,000 is compensation for attending committee meetings. There is no limit to the number of meetings of the Board of Directors or committees that may be called. Cash compensation is paid on or immediately prior to the last day of each fiscal quarter.
(2)	During 2007 the Board of Directors decided not to award fully vested, non-qualified stock options to its non-employee members.

PROPOSAL NO. 2
AMENDMENT TO THE PRESSURE BIOSCIENCES, INC.
2005 EQUITY INCENTIVE PLAN

Description of Proposed Amendment

On Friday, July 11, 2008, the Board of Directors approved, subject to stockholder approval, an amendment to the Pressure BioSciences, Inc. 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan”), to increase the number of shares reserved for issuance under the 2005 Equity Incentive Plan from 1,000,000 to 1,500,000 shares. As of June 30, 2008, there were 59,334 shares remaining available for issuance under the 2005 Equity Incentive Plan.

If the amendment is approved by the stockholders, the first sentence of Section 3(a) of the 2005 Equity Incentive Plan would be amended and restated as follows:

“Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 1,500,000.”

Description of the 2005 Equity Incentive Plan

The following is a summary of the material features of the 2005 Equity Incentive Plan.

Purpose and Eligibility.  The purpose of the 2005 Equity Incentive Plan is to award stock options, stock issuances and other equity interests in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its subsidiaries and to any other persons the Board of Directors determines to have made or is expected to make contributions to the Company. There are currently twenty nine (29) persons (consisting of employees, officers and directors) eligible to receive Awards under the 2005 Equity Incentive Plan.

Administration.  The 2005 Equity Incentive Plan is currently administered by the Compensation Committee of the Board of Directors or, to the extent permitted by applicable law, by one or more executive officers of the Company designated by the Board of Directors (such committee and designee(s) together with the Board of Directors are hereinafter referred to as the “Committee”) as permitted under the 2005 Equity Incentive Plan. The Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2005 Equity Incentive Plan, and to interpret, construe and determine the terms and provisions of the 2005 Equity Incentive Plan and any Award.

Shares Subject to the 2005 Equity Incentive Plan.  A maximum of 1,000,000 shares of Common Stock of the Company are available for issuance under the 2005 Equity Incentive Plan. As described above, if Proposal No. 2 is approved, the number of shares of Common Stock available for issuance under the 2005 Equity Incentive Plan will be increased from 1,000,000 to 1,500,000. No participant in the 2005 Equity Incentive Plan may be granted Awards during any one fiscal year to purchase or with respect to more than 75,000 shares of Common Stock. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, without having been exercised in full, the unissued shares of Common Stock covered by such Award shall again be available for grant of Awards under the 2005 Equity Incentive Plan. If shares of Common Stock issued pursuant to the 2005 Equity Incentive Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the 2005 Equity Incentive Plan.

Subject to the terms of the 2005 Equity Incentive Plan, in the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, exchange of shares, liquidation, spin-off, split-up or other similar action, (i) the number and class of securities available for Awards under the 2005 Equity Incentive Plan and the per-participant share limit, (ii) the number and class of securities and vesting schedule for outstanding Awards and the exercise price per share subject to each outstanding Award, (iii) the repurchase price per share subject to repurchase and (iv) the terms of each outstanding Award, shall be adjusted by the Company to the extent the Committee shall determine, in good faith, that such an adjustment is appropriate.

Awards under the 2005 Equity Incentive Plan.  Awards under the 2005 Equity Incentive Plan may take the form of stock options (either incentive stock options or non-qualified stock options), restricted stock and other stock-based awards, such as stock appreciation rights, phantom stock awards or stock units. Subject to certain restrictions set forth in the 2005 Equity Incentive Plan, the Committee has the complete and absolute authority to set the terms, conditions and provisions of each Award, including the size of the Award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration or extension of vesting and exercisability), the repurchase rights, and termination, cancellation and forfeiture provisions. Each Award under the 2005 Equity Incentive Plan shall be evidenced by a written instrument in such form as the Committee shall determine and may contain terms and conditions in addition to those set forth in the 2005 Equity Incentive Plan, provided that such terms and conditions do not contravene the provisions of the 2005 Equity Incentive Plan or applicable law. The terms of each type of Award need not be identical and the Committee need not treat participants uniformly. No Awards may be granted under the 2005 Equity Incentive Plan after May 2, 2015.

The Committee shall be subject to the following specific restrictions regarding the types and terms of specific Awards:

•	The terms and conditions of incentive stock options shall be subject to and comply with section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations thereunder.
•	No incentive stock option granted under the 2005 Equity Incentive Plan may be exercisable more than ten years after the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock).
•	Incentive stock options may be granted only to employees of the Company.
•	The exercise price for stock options must at least equal to the par value of the Common Stock.
•	The exercise price for incentive stock options must be at least equal the fair market value of the Common Stock on the date of grant, and, in the case of incentive stock option granted to the holders of more than ten percent of the Common Stock, the exercise price must be at least 110% of the fair market value of the Common Stock on the date of the grant.

The Committee will determine whether Awards granted pursuant to the 2005 Equity Incentive Plan are settled in whole or in part in cash, Common Stock, or such other lawful consideration as the Committee may deem appropriate. The Company may deduct from payments of any kind otherwise due a participant any federal, state or local taxes of any kind required to be withheld in connection with an Award. In the Committee’s discretion, tax obligations required to be withheld in respect of an Award may be paid in whole or in part in shares of Common Stock, including shares retained from such Award. The Committee will determine the effect on the Award of the death, disability, or retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

The Committee may grant Awards entitling participants to acquire shares of Common Stock, subject to (i) the delivery to the Company by the participant of a check in an amount at least equal to the par value of the shares of Common Stock purchased, and (ii) the right of the Company to repurchase all or part of such shares of Common Stock at their issue price or other stated or formula price from the participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period established by the Committee for such Award. These Awards are referred to as restricted stock Awards. The Committee shall determine the terms and conditions of any such restricted stock Award.

The Committee also has the right to grant other Awards based upon the Common Stock, such Awards having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares of Common Stock based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the participant to whom they are granted, except by will or the laws of descent and distribution, and during the life of the participant, shall be exercisable only by the participant; provided, however, that nonqualified stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the nonqualified stock option which are applicable to the participant.

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of the Company (as defined in the 2005 Equity Incentive Plan), the Committee shall in its sole discretion as to outstanding Awards (on the same basis or on different bases), take one or more of the following actions: (i) make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity; (ii) accelerate the date of exercise or vesting of such Awards or any installment of any such Awards; (iii) permit the exchange of all Awards for the right to participate in any stock option or other employee benefit plan of any successor corporation; and (iv) provide for the termination of any such Awards immediately prior to the consummation of the acquisition, provided that no such termination will be effective if the acquisition is not consummated. An “acquisition” is defined in the 2005 Equity Incentive Plan as any merger, business combination, consolidation or purchase of outstanding capital stock of the Company in which the persons who were the beneficial owners of the outstanding Common Stock immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such transaction (other than as a result of a financing transaction); or any sale of all or substantially all of the capital stock or assets of the Company.

The Board of Directors may amend, suspend or terminate the 2005 Equity Incentive Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

New Plan Benefits

The granting of Awards under the 2005 Equity Incentive Plan is discretionary, and the Company cannot determine at this time the number or type of Awards to be granted in the future to any particular person or group.

Federal Income Tax Consequences

The following general discussion of the United States federal income tax consequences of Awards granted under the 2005 Equity Incentive Plan is based upon the provisions of the Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, existing public and private administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change (perhaps with retroactive effect). This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2005 Equity Incentive Plan or of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state, local or foreign tax laws. In addition, because tax consequences may vary and certain exceptions may apply depending upon personal circumstances of individuals, each participant should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to him or her. The 2005 Equity Incentive Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options.  An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

An option holder generally will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a “disqualifying disposition” (as defined below) will be taxable as long-term capital gain.

A “disqualifying disposition” means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option when such disposition occurs within two years of the date the stock option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, the holder will have ordinary income in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized on the disposition over (ii) the option exercise price. In addition, such holder would realize further gain or loss equal to the difference between the amount realized and the fair market value of the shares on the date of exercise (in the case of a gain) or the option price (in the case of a loss). Such further gain or loss would be either a long-term or short-term capital gain or loss, depending on the option holder's holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the stock option was held. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

In general, in the year of exercise of an incentive stock option, an option holder must compute the excess of the fair market value of the shares issued upon exercise over the exercise price and include this amount in the calculation of his or her alternative minimum taxable income. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of the tax to any particular option holder. However, an option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax. The alternative minimum tax rate is higher than the rate applicable to long-term capital gains.

The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option if the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable ordinary income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

Nonqualified Stock Options.  The recipient of a non-qualified stock option under the 2005 Equity Incentive Plan generally will not recognize any taxable income at the time the stock option is granted. Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date of exercise. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the stock option was held.

Certain option holders are subject to Section 16(b) of the Exchange Act (“Section 16(b)”) upon their sale of shares of Common Stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may be postponed. The IRS regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined (the “Determination Date”) will be postponed to the earlier of (i) the date six months after the date the stock option was granted, or, if earlier, (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price.

The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the four other highest paid officers to $1,000,000 per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of the attainment of one or more performance goals and certain other requirements are satisfied.

In the case of a nonqualified stock option, an option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will generally recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. However, if shares received on the exercise of an incentive stock option are used to exercise a nonqualified stock option within the time periods that apply to a disqualifying disposition, then the rules for disqualifying dispositions, described above, will apply. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

Restricted Stock Awards.  Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse, unless a Section 83(b) election is made. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after grant. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Other Awards.  In the case of other Awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the underlying shares and the Company will generally be entitled to a corresponding tax deduction.

Vote Required to Approve the Amendment to the 2005 Equity Incentive Plan

The affirmative vote of the holders of a majority of the holders of the Company's Common Stock present in person or by proxy at the Meeting and entitled to vote thereon is required for the approval of Proposal No. 2.

The Board of Directors recommends that stockholders vote FOR the amendment to the 2005 Equity Incentive Plan.

Equity Compensation Plan Information

The Company maintains a number of equity compensation plans for employees, officers, directors and other entities and individuals whose efforts contribute to the Company’s success. The table below sets forth certain information as of the Company’s fiscal year ended December 31, 2007 regarding the shares of Common Stock available for grant or granted under the Company’s equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,120,500	$3.45	137,800

Includes the following plans: 1994 ISO Stock Option Plan, 1999 Non-Qualified Stock Option Plan, and 2005 Equity Incentive Plan.

PROPOSAL NO. 3
TO APPROVE THE SALE, ISSUANCE OR POTENTIAL ISSUANCE OF COMMON STOCK OR SECURITIES EXERCISABLE FOR OR CONVERTIBLE INTO COMMON STOCK IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 4350(i)(1)(D)

On July 11, 2008, the Board of Directors unanimously found it to be advisable and in the best interests of the Company to issue, in connection with one or more capital raising transactions, up to 4,500,000 shares of Common Stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into Common Stock), upon such terms as the Board of Directors shall deem to be in the best interests of the Company, for an aggregate consideration of not more than $18,000,000 in cash and at a price or prices not less than 80% of the market price of the Company’s Common Stock at the time of issuance, subject to stockholder approval. Any initial issuance of common stock or other securities exercisable for or convertible into Common Stock pursuant to this proposal must occur, if at all, in the three month period commencing with the date of the approval of this proposal by the stockholders of the Company. The Company is seeking stockholder approval for the potential issuance of the shares subject to these limitations for purposes of compliance with Nasdaq Marketplace Rule 4350(i)(1)(D).

The Company has experienced negative cash flows from operations from the Company’s pressure cycling technology business (“PCT”) since its inception. As of June 30, 2008, the Company had available cash of approximately $2.8 million. Based on the Company’s current projections and certain cost savings and reductions recently initiated, the Company believes its current cash resources are sufficient to fund the Company’s operations into mid-2009.

The Company is seeking additional capital to implement its business strategy to develop and commercialize its pressure cycling technology. Furthermore, the Company may need additional capital sooner than the Company currently expects if it experiences unforeseen costs or expenses, unanticipated liabilities or delays in implementing the Company’s business plan, developing the Company’s products and achieving commercial sales. The Company also believes that it will need substantial capital to accelerate the growth and development of the Company’s pressure cycling technology products and services. The Company expects to raise additional funds in the public or private capital markets, and expects to use the proceeds from such financings to satisfy the Company’s potential capital requirements and extend the Company’s available cash resources beyond mid-2009. The Company does not currently have a credit facility from which it can borrow. In addition, given the Company’s current financial situation, the Board of Directors believes that the Company will be unable to obtain a credit facility in the near future on affordable or acceptable terms, if at all. Therefore, the Board of Directors has concluded that capital raising transactions in which the Company issues equity or debt securities for cash are advisable and in the best interests of the Company. If stockholders do not approve the proposal, the Company may not be able to raise sufficient capital to fund the Company’s operations beyond mid-2009, which could materially and adversely affect the Company’s business, financial results, or prospects, including the possibility of not being able to continue its business.

Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares, in a transaction other than a public offering, equal to 20% or more of the company’s outstanding common stock or 20% or more of the voting power of the company outstanding before the issuance, if the sale price of the common stock is less than the greater of the book or market value of the common stock. Shares of a company’s common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such a capital raising transaction are considered shares issued in such a transaction in determining whether the 20% limit has been reached. Given the uncertainty of the ultimate sales price of securities sold in such transactions, and the number of shares of Common Stock that may be sold in such transactions, the sale of securities in one or more possible transactions may result in the issuance of 20% or more of the outstanding Common Stock of the Company or 20% or more of the voting power of the Company’s outstanding stock at a price less than the greater of the book value or market value of the shares. Therefore, in order to comply with the possible application of this Nasdaq Marketplace Rule, the Company is seeking stockholder approval for the potential issuance and sale of shares of Common Stock in one or more capital raising transactions so that the Board of Directors will have flexibility to enter into and close such capital raising transactions on a timely basis. If the Company waited to arrange for a meeting of its stockholders to approve such a capital raising transaction, it could delay and possibly jeopardize the closing of such transaction.

Generally, under published Nasdaq interpretative guidance, general authorizations by the stockholders for purposes of Nasdaq Marketplace Rule 4350(i)(1)(D) will be effective only if limited to transactions which are completed within three months of the approval. The three month requirement only applies to the initial issuance of the shares of Common Stock or other securities exercisable for or convertible into Common Stock and not the subsequent exercise or conversion of any such securities. Nasdaq interpretative guidance also requires us to include a maximum potential discount in stockholder proposals such as this one. The actual discount, if any, subject to the maximum discount, will be determined by the Board of Directors and will depend upon market conditions at the time of the financing or financings. Therefore, the Company is seeking approval for up to a 20% discount from “market value,” as defined by rules of the Nasdaq Stock Market, of Common Stock.

The Company has recently engaged Emerging Growth Equities, Ltd. (“EGE”) as an investment banker to assist the Company in identifying potential and suitable investors in a private placement of the Company’s securities. The engagement of EGE contemplates a private placement of the Company’s securities exempt from the registration requirements under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) of up to $8,000,000 or more in the Company’s discretion (the “Financing”). The Company has agreed to pay EGE a cash fee of 8% of the gross proceeds from the Financing and to issue EGE warrants to purchase 8% of the number of securities issued in the Financing. The warrants will have a five year term and an exercise price equal to the price of the securities issued in the Financing. However, EGE will receive a lower fee of 3% of the gross proceeds from the Financing and warrants to purchase 3% of the number of securities issued in the Financing with respect to specifically identified potential investors with whom the Company has a prior relationship. EGE is also entitled to a cash retainer of $7,500 per month for three months. Depending on the actual terms of a financing transaction in which EGE is entitled to receive its warrants, it is possible under Nasdaq rules that the shares underlying the warrants to be issued to EGE will be aggregated and included within the maximum share limitations subject to this proposal. In such event, under applicable Nasdaq rules, the value attributed to such warrants, which will likely be calculated by multiplying the exercise price of the warrants times the number of shares underlying the warrants, will be included within the aggregate dollar limitations subject to this proposal.

The Company or EGE may terminate the engagement in general with prior written notice. If during the 12 month period following termination of the engagement the Company sells securities to any investor introduced to the Company by EGE, the Company will pay a declining fee to EGE based upon the number of months elapsed since the date of termination, commencing with a cash fee of 8% of the gross proceeds received from such investors, plus warrants to purchase 8% of the number of securities issued to such investors in the first month following termination of the engagement and with such fees being reduced by 1/12 for each month following such termination. The Company has also agreed to customary indemnification of EGE in connection with the Financing. Notwithstanding the Company’s engagement of EGE, the Company has not specified the securities to be issued in the Financing, the price of any such securities or any other terms and conditions of such Financing.

As of the date of this proxy statement, other than the engagement of EGE, the Company does not have any specific plans, arrangements or contracts with any third party, which alone or when aggregated with subsequent transactions, would contemplate or require the Company to issue shares of its Common Stock or other securities exercisable for or convertible into Common Stock in excess of 20% of its outstanding Common Stock or voting power and at a price that would be less than the book or market value of the Company’s Common Stock as of such date. If any material plans, arrangements or contracts regarding securities issuances subject to this proposal arise after the date of this proxy statement and prior to the actual vote on this proposal, the Company will notify its stockholders and distribute revised proxy solicitation materials. These materials will include a new proxy card, if necessary.

The Company is seeking approval of Proposal No. 3 to give the Company flexibility in structuring terms of financing in the best interests of the Company, whether pursuant to the engagement of EGE or otherwise, to satisfy the Company’s capital requirements.

Any transaction requiring approval by stockholders under Nasdaq Marketplace Rule 4350(i)(1)(D) would be likely to result in a significant increase in the number of shares of Common Stock outstanding, and current stockholders will own a smaller percentage of the outstanding Common Stock. Moreover, the Company might, as part of any sale of securities, be required to provide the purchaser with securities that are registered or whose resale will be registered. The issuance of these securities will cause a significant reduction in the percentage interests of current stockholders in the voting power, liquidation value, and book and market value of the Company, and in its future earnings. The sale or resale of these securities could cause the market price of the Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with one or more financings may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership. Please also see “Certain Provisions of the Company’s Restated Articles of Organization, as amended, Amended and Restated By-Laws, as amended and Shareholder Rights Plan”.

Approval of this proposal does not affect the Board of Directors’ discretion under the Company’s Restated Articles of Organization and Massachusetts law to determine the type and terms of securities to be issued by the Company. For example, the Company may issue Common Stock, preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into Common Stock. Under the Company’s Restated Articles of Organization and Massachusetts law, the Board of Directors will have discretion to determine any applicable dividend or interest rates, conversion or exercise prices, voting rights, redemption prices, maturity dates and similar matters. If the Company were to issue preferred stock or another senior security, the holders of the shares of such preferred stock or senior security may (i) have a claim against the Company’s assets that is senior to the holders of Common Stock in the event of the Company’s liquidation or bankruptcy, (ii) be entitled to payment of dividends which takes priority over the payment of dividends, if any, to the holders of the Company’s Common Stock, and/or (iii) have other substantial rights or preferences.

Stockholders are being asked only to approve the sale, issuance or potential issuance of Common Stock or other securities exercisable for or convertible into Common Stock for purposes of compliance with Nasdaq Marketplace Rule 4350(i)(1)(D). If securities exercisable for or convertible into Common Stock are issued and such securities, at the time of issuance, constitute 20% or more of the Company’s securities or 20% or more of the Company’s voting power outstanding prior to such issuance, then stockholder approval of this proposal also will constitute approval of the issuance of shares of Common Stock upon conversion or exercise of such securities, and no additional approval will be solicited. The Company will not undertake a transaction that could result in a change in control of the Company as defined by Nasdaq Marketplace Rule 4350(i)(1)(B) without obtaining separate stockholder approval.

The foregoing description of various forms of financings and the reasons for the financing is included for informational purposes to stockholders in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. The Company cannot guarantee that any financing will be completed (or, if so, what the terms or timing may be) and, accordingly, cannot be certain that it will receive any proceeds from any potential financing. No financing will go forward unless the Board of Directors determines that the proposed terms and conditions are in the best interests of the stockholders at the time. If the Board of Directors determines that market conditions appear favorable for the issuance of additional securities by the Company and that such issuance is in the best interests of the Company, the Company could sell up to a total of 4,500,000 shares of its Common Stock, including securities exercisable for or convertible into Common Stock. The types of securities to be sold and price at which it will be sold are subject to market conditions and negotiations with investors.

Massachusetts Anti-Takeover and Related Statutes

Control Share Acquisition Law.  Under Chapter 110D of the Massachusetts General Laws governing “control share acquisitions,” any stockholder of certain publicly-held Massachusetts corporations who acquires certain ranges of voting power — one-fifth or more but less than one-third of all voting power, one-third or more but less than a majority of all voting power, or a majority or more of all voting power — may not (except in certain transactions) vote such stock unless the stockholders (excluding the shares held by the interested stockholders) of the corporation so authorize. As permitted by Chapter 110D, the Company’s Amended and Restated Bylaws, as amended, include a provision which excludes the Company from the applicability of that statute.

Business Combination Statute.  Chapter 110F of the Massachusetts General Laws, entitled “Business Combinations with Interested Shareholders,” applies to publicly-held Massachusetts corporations with 200 or more stockholders of record. Generally, this statute prohibits such Massachusetts corporations from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date of the transaction in which the person becomes an interested shareholder unless (a) the interested shareholder obtains the approval of the corporation's Board of Directors prior to becoming an interested shareholder; (b) the interested shareholder acquires at least 90% of the voting stock of the corporation (excluding shares held by certain affiliates of the corporation) outstanding at the time he becomes an interested shareholder; or (c) the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder). An “interested shareholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A “business combination” includes, among other transactions, a merger, stock or asset sale and other transactions resulting in a financial benefit to the stockholder. The Company’s Restated Articles of Organization, as amended, and Amended and Restated Bylaws, as amended, do not expressly provide for opting out of the provisions of Chapter 110F. As a result, the application of this statute to the Company could discourage or make it more difficult for any person or group of persons to attempt to obtain control over the Company. The Company may at any time amend its Restated Articles of Organization, as amended, or Amended and Restated Bylaws, as amended, to elect not to be governed by Chapter 110F, by a vote of the holders of a majority of the Company’s outstanding Common Stock, but such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested shareholder prior to the date of the amendment.

Certain Provisions of the Company’s Restated Articles of Organization, as amended, Amended and Restated By-Laws, as amended and Shareholder Rights Plan

The Company’s Restated Articles of Organization, as amended, include several provisions which may render more difficult an unfriendly tender offer, proxy contest, merger or other change in control of our ownership.

Preferred Stock.  The Company’s Restated Articles of Organization, as amended, permit the Board of Directors to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of the Company’s Common Stock.

Classification of Board of Directors.  The Company’s Restated Articles of Organization, as amended, provide for the classification of the Company’s Board of Directors into three classes, with the classes being elected for staggered three-year terms. At each annual meeting of stockholders, directors will be elected to succeed those in the class whose term then expires, and each elected director shall serve for a term expiring at the third succeeding annual meeting of stockholders after such director's election, and until the director's successor is elected and qualified. Thus, directors stand for election only once in three years. This provision also restricts the ability of stockholders to enlarge the Board of Directors. Changes in the number of directors may be effected by a vote of a majority of the Continuing Directors (as defined in the Restated Articles of Organization, as amended) or by the stockholders by vote of at least 80% of the Company’s outstanding Common Stock, voting as a single class. Under this provision, directors may only be removed with or without cause by the affirmative vote of the holders at least 80% of the combined voting power of the outstanding shares of the Company’s Common Stock, voting together as a single class, or upon the vote of a majority of the Continuing Directors.

Fair Price Provision.  The Company’s Restated Articles of Organization, as amended, contain a “Fair Price Provision” that is intended to protect stockholders who do not tender their shares in a takeover bid by guaranteeing them a minimum price for their shares in any subsequent attempt to purchase such remaining shares at a price lower than the acquiror's original acquisition price. The Fair Price Provision requires the affirmative vote of the holders of at least 80% of the Company’s outstanding Common Stock for certain business combinations with a Related Person (as defined in the Restated Articles of Organization, as amended), unless specified price criteria and procedural requirements are met or the business combination is approved by a majority of the Continuing Directors. A Related Person includes a person who, together with affiliates and associates beneficially owns more than 5% of the Company’s outstanding Common Stock.

Shareholder Rights Plan.  Under the Company’s shareholder rights plan, each outstanding share of common stock has attached to it one purchase right which entitles its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock at a price subject to adjustment. This could prevent or delay a change in control of ownership of the Company.

Indemnification Provision.  The Company’s Restated Articles of Organization, as amended, provide that the Company may, either in its Amended and Restated Bylaws or by contract, provide for the indemnification of the Company’s directors, officers, employees and agents, by whomever elected or appointed, to the fullest extent permitted by applicable law, as it may be amended from time to time.

Vote Required

The affirmative vote of the holders of a majority of the holders of the Company's Common Stock present in person or by proxy at the Meeting and entitled to vote thereon is required for the approval of Proposal No. 3.

The Board of Directors recommends that stockholders vote FOR Proposal No. 3, for purposes of complying with Nasdaq Marketplace Rule 4350(i)(1)(D), to authorize the Company to issue, in connection with one or more capital raising transactions to finance the Company, up to 4,500,000 shares of the Company’s Common Stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into Common Stock), upon such terms as the Board of Directors shall deem to be in the best interests of the Company, for an aggregate consideration of not more than $18,000,000 in cash and at a price not less than 80% of the market price of the Company’s Common Stock at the time of issuance, such issuance or issuances of Common Stock or other securities exercisable for or convertible into Common Stock to occur, if at all, in the three month period commencing with the date of the approval of this proposal by the stockholders of the Company.

TRANSACTIONS WITH RELATED PERSONS

On December 29, 2006, Richard T. Schumacher, the Company’s President and Chief Executive Officer, delivered to the Company 249,875 shares of his Common Stock in full and complete satisfaction and payment of all outstanding amounts, including all principal and accrued interest, of Mr. Schumacher’s loan payable to the Company. The loan amount consisted of $1,000,000 in principal and $25,487 in interest accrued in the quarter ended December 31, 2006. The number of shares was determined based upon a value of $4.10 per share, the volume weighted average trading price of the shares of Common Stock on the NASDAQ Capital Market during the 60 trading days ending on December 29, 2006. In connection with the payment of the loan, the Company terminated its security interest in Mr. Schumacher’s shares of Common Stock, and released to Mr. Schumacher the remaining 229,782 shares of Common Stock previously held as collateral.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based solely on the Company’s review of the copies of such filings it has received and written representations from certain reporting persons, the Company believes that all of its executive officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company’s fiscal year ended December 31, 2007.

Other Proposed Action

The Board of Directors knows of no matters which may come before the Meeting other than the matters described in this proxy statement. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

Proposals which stockholders intend to present at the Company's 2009 Annual Meeting of Stockholders (“2009 Annual Meeting”) and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by the Company no later than April 27, 2009. If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in the Company’s proxy materials is instead a reasonable time before the Company begins to print and send its proxy materials for that meeting.

Stockholders who wish to make a proposal at the Company’s 2009 Annual Meeting, other than one that will be included in the Company’s proxy materials, should notify the Company no later than July 11, 2009, unless the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, in which case the notice must be received a reasonable time before the Company sends its proxy materials for that meeting. If a proponent who wishes to present such a proposal at the 2009 Annual Meeting fails to notify the Company by the proper date, the proxies solicited by the Board of Directors, with respect to such 2009 Annual Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the 2009 Annual Meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the SEC.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the 2009 Annual Meeting by submitting the name, qualifications, experience, and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375. Generally, under the Company’s Bylaws, notice of such recommendations must be submitted in writing not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws. The Company will accept from stockholders recommendations for nominees for director to be considered in connection with the 2009 Annual Meeting no later than June 21, 2009. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee’s charter, a copy of which may be obtained from the Company by written request sent to its principal executive offices. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company’s Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Additional copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and as filed with the SEC, are available to stockholders without charge upon written request addressed to Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, AND RETURN
THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY

PRESSURE BIOSCIENCES, INC.

The undersigned hereby appoint Richard T. Schumacher and Edward H. Myles, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2008 Special Meeting in Lieu of Annual Meeting of Stockholders of Pressure BioSciences, Inc. to be held on Thursday, September 25, 2008 and at any adjournment(s) or postponement(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEE AS DIRECTOR AND FOR PROPOSALS 2 AND 3.

(Please return this proxy to the Company by mail or by hand in enclosed envelope)

☒	Please indicate your vote below, as in this example.

The Board of Directors recommends a vote FOR the election of the nominee as director and FOR Proposals 2 and 3.

1.	To elect the following nominee as a Class III Director:

Nominee: Richard T. Schumacher

☐	FOR NOMINEE
☐	WITHHOLD AUTHORITY TO VOTE FOR NOMINEE

If you wish to withhold authority to vote for the nominee for Director, strike a line through the nominee's name shown above.

2.	To amend the Company’s 2005 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 1,000,000 to 1,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To approve, for purposes of complying with Nasdaq Marketplace Rule 4350(i)(1)(D), the authorization for the Company to issue, in connection with one or more capital raising transactions to finance the Company, up to 4,500,000 shares of common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock), upon such terms as the Board of Directors shall deem to be in the best interests of the Company, for an aggregate consideration of not more than $18,000,000 in cash and at a price not less than 80% of the market price of the Company’s common stock at the time of issuance, such issuance or issuances of common stock or other securities exercisable for or convertible into common stock to occur, if at all, in the three month period commencing with the date of the approval of this proposal by the stockholders of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN
☐	MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE AT LEFT

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature:	Title:	Date:
Signature:	Title:	Date: